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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 12, 2000



                            MRV COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                0-23452                                  06-1340090
        (Commission File Number)           (I.R.S. Employer Identification No.)


         20415 Nordhoff Street
         Chatsworth, California                            91311
   (Address of principal executive officers)             (Zip Code)


                                  818 773-0900
               Registrant's telephone number, including area code

                                      N.A.
          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets

         On July 12, 2000, Registrant completed an acquisition of all of the outstanding capital stock of Astroterra Corporation, a California corporation. The purchase price paid to the shareholders of Astroterra, which was arrived at as the result of arms' length negotiations, consisted of 1,587,302 shares of Registrant's common stock and options to purchase 809,143 shares of Registrant's common stock having a value of approximately $159,286,000 based on the closing price of Registrant's common stock at the time of the signing of the acquisition.

Item 7. Financial Statements and Exhibits

        (a) Financial Statements of Business Acquired

        It is impracticable to file the required financial statements of FOCI with this Form 8-K report. Registrant plans to file the required financial statements as an amendment to this Form as soon as practicable, but not later than 60 days following the date by which this report on Form 8-K is required be filed.

        (b) Pro forma Financial Information

        It is impracticable to file the required pro forma financial information with this Form 8-K report. Registrant plans to file the required pro forma financial information as an amendment to this Form as soon as practicable, but not later than 60 days following the date by which this report on Form 8-K must be filed.

        (c) Exhibits

        2.1(a) Stock Purchase Agreement by and between Dated as of July 7, 2000, by and among Astroterra Corporation, certain shareholders of and Registrant.

        2.1(b) Registration Rights Agreement dated as of July 7, 2000, by and among Registrant and the shareholders of Astroterra.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 26, 2000

                                                   MRV COMMUNICATIONS, INC.



                                                   By: /s/ NOAM LOTAN
                                                      --------------------------
                                                           Noam Lotan
                                                      President and Chief
                                                      Executive Officer


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        Exhibits Index

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      Exhibit No.                                  Description
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

        2.1(a)          Stock Purchase Agreement by and between Dated as of July 7, 2000, by and among Astroterra Corporation, certain shareholders of and
                        Registrant.

        2.1(b)          Registration Rights Agreement dated as of July 7, 2000, by and among Registrant and the shareholders of Astroterra.

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